Exhibit 1

Long - Term Underperformance Poor Corporate Governance Is The Current DuPont Board Holding Management Accountable? TSR Below Peer Average EPS Growth Below Peer Average EPS Down Since ‘11 (Below LT Target) Should Be 52% Higher Chemours Anti - Takeover Provisions Lowered/ Missed Guidance Last 3 Yrs Long - Term Comp is Misaligned $4.32 $3.77 $3.88 $4.00 $4.84 $5.42 $6.07 2011 2012 2013 2014E Actual EPS EPS @ 12% LT target LT Target: 12%; Actual EPS CAGR: - 3% Nutrition & Health and Industrial Biosciences EBITDA - 5% CAGR; margins down - 560bps PF Under DuPont Standalone & w / synergies DuPont (2013) Margins Peer Avg (2013) Margins Agriculture 22% 25% Nutrition & Health 13% 25% Industrial Biosciences 17% 31% Electronics & Communications 14% 22% Safety & Protection 20% 26% 2012 2013 2014E Guidance Mid - Point $4.45 $3.95 $4.33 Reported Adj EPS $3.77 $3.61 $4.00 Change - 15% - 9% - 8% Guidance miss of 10.5% on average ▪ Classified board ▪ 80% vote to change by - laws or certain provisions of certificate of incorporation ▪ No stockholder action by written consent ▪ 35% threshold to call special meeting 94% 110% DuPont Peers Current Cycle (Beg 06/30/08) 10 - Year 2 0 - Year 120% 221% 323% 1035% 26% 47% DuPont Peers Current Cycle (2007 - ’13) 10 - Year (2003 - ’13) 20 - Year (1993 - ’13 ) 97% 261% 224% 765% TSR EPS Growth 2010 - 2013 55% 97% DuPont Peers 6% 40% DuPont Peers $678 $808 $694 2010 2013 $339 $568 $852 2011 2011 PF LTM 9/30/14 Axalta/Coatings EBITDA Over Time Under DuPont Under Private Equity 19% CAGR; margins up 1,020 bps Post Axalta Sale, Its EBITDA Up 150% Margins Below Peers In 5/7 Segments Excess Costs Pay For Poor Performance: 113% of Target (2) (2) After Danisco Acquisition, Danisco EBITDA Diminished (4) (5) (6) (7) (8) (9) (10) (11) (13) (12) (1) (3)

(1) Bloomberg as of 9/8/2014 (uses unaffected price, prior to the release of Trian’s DuPont White Paper Summary on September 17, 2014). Trian’s analysis uses June 30, 2008 as a proxy for the starting point to measure management’s performance over the most recent cycle on a TSR basis. Management takes credit for the sharp snapback after the Great Recession while not also accounting for DuPont’s performance into the trough. Trian’s analysis attempts to take a “mid - cycle” perspective on performance over the course of this past cycle (we measure on a “peak - to - peak” basis, i.e. starting in June 2008 (peak of market). (2) Peers include Huntsman Chemical, Eastman Chemical, Dover, 3M, BASF, Honeywell, Ingersoll - Rand, United Technologies, Danaher, Dow Chemical, Eaton, FMC, Emerson, Celanese, General Electric. Excludes companies not public during the relevant time period. (3) For EPS, analysis uses the fiscal year that most resembles CY2007 as the starting point, as it is the last full calendar year before the Great Recession (for a “peak - to - peak” perspective). (4) On December 13, 2011, Ellen Kullman said “we expect the company to grow …earnings at 12% compounded annually”. Analysis a ssu mes earnings compound at the long - term EPS growth target of 12% starting in 2011. Adjusted EPS stated before non - operating pension and other post - employment benefits (OPEB) expense to conform to company’s current reporting methodology. (5) Adjusted EPS stated before non - operating pension and OPEB expense to conform to company’s current reporting methodology . $4.00 of 2014E EPS based on management guidance as of October 28, 2014, in which management stated that “the company expects fourth quarter operating earnings per share to grow about 20% from la st year’s $0.59 per share” implying $4.00 of EPS. (6) Source: Axalta Coatings Systems Ltd. S - 1 filing as of 8/20/2014 and other SEC filings, DuPont 2011 10 - K and DuPont Q4 2011 earnings report. The 2011 DuPont figure allocates DuPont’s unallocated corporate expense (corporate expense plus other less associated depreciation) as a % of segment sales to Coatings. Axalta adjusted EBITDA figures adjusted to exclude other (income) expense. (7) Source: DuPont Q4 2012 earnings transcript (1/22/2013), various DuPont press releases, various Danisco Annual Reports and 201 1 D uPont Investor Day presentation and transcript (held on December 12, 2011). For margin performance over time, analysis uses Danisco’s 2010 financial metrics as the starting point. Danisco’s fin ancial metrics are converted into US dollars at 5.6x DKK per 1 USD. Analysis pro - forma adjusts historical Danisco metrics by adding DuPont’s legacy Nutrition & Health business to standalone historical Danisco met ric s (2010 revenue and EBITDA). For pro forma 2010 figures, 2010 EBITDA adjusted for $130 million of synergies based on December 12, 2011 transcript. For 2013, Trian’s analysis refers to current Danisco as the sum of DuPont’s Nutrition & Health and Industrial Biosciences segments . DuPont segment EBITDA includes a portion of unallocated corporate costs (allocated by revenue to the respective segment) and is adjusted for impair men ts and other non - recurring charges. (8) Source: DuPont 2013 Form 10 - K and Press Release. DuPont Segment EBITDA equals segment PTOI (pre - tax operating income) plus d epreciation and allocates DuPont’s unallocated corporate expense (corporate expense plus other less associated depreciation) as a % of segment sales. (9) Source: Companies’ SEC filings. Analysis defines “Segment EBITDA” as a company’s reported segment income plus depreciatio n a nd amortization expenses of the segment plus an allocation of unallocated cash corporate expenses, allocated as a percentage of segment sales . Source: SEC filings and Wall Street research. EBITDA includes a portion of unallocated corporate costs (allocated by revenu e to the respective segment) and is adjusted for impairments and other non - recurring charges. DuPont, Monsanto, and Syngenta adjus ted to exclude non - operating pension and OPEB. Novozymes does not disclose whether is has a defined contribution plan. As the other peers are segments of a company, rather than the whole comp any , and pension is not easily allocable, does not add back non - operating pension and OPEB for the other peers. Financials converted to US dollars at average exchange rate for year. Peers for Electronics are Air Products Electronics and Performance Materials, 3M Electronics & Energy, Dow Electronics & Functional Materials. Peers for Agriculture are Monsanto, BASF Agriculture Solutions, Bayer CropScience , FMC Agriculture Solutions, Syngenta. Peers for Nutrition are Chr Hansen Cultures and Enzymes, Tate & Lyle Specialty Food Ingredients, Royal DSM Nutrition, Kerry Ingredients and Flavours . CY2013 financials, excluding Air Products which is for FY2013 ending 9/30/2012, as it did not disclose depreciation in its quarterly financials, and Chr. Hansen (8/31 FY) and Tate & Lyle (3/31 FY), which releases financials semi - annually. Monsanto and Syngenta are adjusted for non - operating pension & OPEB, Novozymes does not appear to have a defined benefit plan, and all other peers are not adjusted because they are segments of larger corp or ations (that don’t allocate corporate pension and OPEB expense to the segments). (10) Source: Chemours Form 10 - 12B filed with the SEC on 12/18/2014. (11) Source: DuPont SEC filings. 2012 EPS figures presented conform to current reporting methodology. 2012 original guidance of $4.20 - $4.40 adjusted for non - operating pension expense and coatings dilution. Original guidance was given on 12/13/2011, at which time company forecasted that pension would be a $0.17 headwind fo r 2012 ; therefore, 2012 guidance adjusted for 2011 non - operating pension of $ 0.39 plus an additional $0.17 headwind. On October 23, 2012, the company suggested coatings would be $0.41 dilutive, so original guidance adjusted for that fi gure to make figures comparable. 2014E current guidance based on October 28, 2014 transcript. (12) Source: DuPont SEC filings, Q2 2013 earnings presentation as of 7/22/2014 and transcript as of 6/13/2013. On June 13, 2013, DuPont pre - announced a weaker than expected second quarter (2013) and revised EPS guidance expectations to the low end of the previously announced range of $3.85 - $4.05. While DuPont appears to h ave met its original 2013 EPS guidance of $3.85 - $4.05, having reported $3.88, we highlight the fact that DuPont’s 2013 earnings include an estimated $0.27 of earnings from one - time benefits that we view as “manufactured earnings” (including $0.09 from the “pull - forward” of seed shipments, $0.05 cents from the equity re - measurement gains/benefits associated with a joint venture and $0.13 cents from a non - recurring benefit resulting from a lower than expected tax rate (which was described as a “true - up” by management )). (13) Source: Bloomberg, Company and Peer SEC Filings including DuPont 2013 proxy filing. Refers to performance stock unit (PSU ) g ranted as compensation under the Company’s LTI plan. Peers adjusted for one - time items and non - operating pension and OPEB expense in - line with DuPont’s current accounting methodology . Peers include Huntsman Chemical, Eastman Chemical, Dover, 3M, BASF, Honeywell, Ingersoll - Rand, United Technologies, Danaher, Dow Chemical, Eaton, FMC, Emerson, Celanese, General Electric. Excludes companies not public during the relevant time period.

Disclosure Statement and Disclaimers

The views expressed above represent the opinions of Trian Fund Management, L.P. ("Trian") and the investment funds it manages (collectively, Trian with such funds, "Trian Partners"), and are based on publicly available information with respect to E. I. du Pont de Nemours and Company (the "Company"). Trian Partners recognizes that there may be confidential information in the possession of the Company that could lead it to disagree with Trian Partners' conclusions. Trian Partners reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Trian Partners disclaims any obligation to update the information or opinions contained above.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third party reports. Neither Trian Partners nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Trian Partners herein are based on assumptions that Trian Partners believes to be reasonable as of the date of the materials above, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material.

The materials above are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. These materials do not recommend the purchase or sale of any security. Funds managed by Trian currently beneficially own, and/or have an economic interest in, shares of the Company. These funds are in the business of trading – buying and selling– securities. It is possible that there will be developments in the future that cause one or more of such funds from time to time to sell all or a portion of their holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.

Cautionary Statement Regarding Forward-Looking Statements

The materials above contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein release that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Trian Partners. Although Trian Partners believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of these materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Trian Partners will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

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Disclosure Statement and Disclaimers (cont’d) Additional Information Trian Partners, together with other Participants (as defined below), intend to file with the SEC a proxy statement and an accompany ing proxy card to be used to solicit proxies in connection with the 2015 Annual Meeting of Stockholders of the Company, including any adjournments or post pon ements thereof or any special meeting that may be called in lieu thereof (the “2015 Annual Meeting”). Information relating to the participants in s uch proxy solicitation (the “Participants”) has been included in materials filed on January 9, 2015 by Trian with the SEC pursuant to Rule 14a - 12 under the Securities Exchange Act of 1934, as amended. Stockholders are advised to read the definitive proxy statement and any other documents related to the soli cit ation of stockholders of the Company in connection with the 2015 Annual Meeting when they become available because they will contain important information , i ncluding additional information relating to the Participants. When completed and available, Trian Partners’ definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. These materials and other materials filed by Trian Partners in connection with the solicitation of proxies will be available at no charge at the SEC’s website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents file d b y Trian Partners with the SEC will also be available, without charge, by directing a request to Trian’s proxy solicitor, MacKenzie Partners, Inc. 105 Madison Avenue, New York, New York 10016 (call collect: 212 - 929 - 5500; call toll free: 800 - 322 - 2885) or email: proxy@mackenziepartners.com. 4